                                                                 Exhibit 12.1

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                                                          9 MONTHS
                                                            ENDING                            12 MONTHS ENDING
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                                                          9/30/97      12/31/96     12/31/95   12/31/94    12/31/93    12/31/92

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

Income from continuing operations before                  38,904,000  36,112,000  18,138,000  (4,663,000) (7,032,000) (19,743,000)
 provision for income taxes
Add back:
 Portion of rents representative of interest expense
 Amortization of debt issuance costs                       3,087,000   4,548,000     670,000      86,000
 Interest expense                                         41,139,000  23,337,000  13,138,000  17,606,000  15,187,000   14,208,000
                                                          ----------  ----------  ----------  ----------  ----------   ----------
Income as adjusted                                        83,130,000  63,997,000  31,946,000  13,029,000   8,155,000   (5,535,000)
                                                          ----------  ----------  ----------  ----------  ----------   ----------

Fixed charges:
 Interest expense                                         41,139,000  23,337,000  13,138,000  17,606,000  15,187,000   14,208,000
 Amortization of debt issuance costs                       3,087,000   4,548,000     670,000      86,000     --           --
 Rents
 Portion of rents representative of interest expense          --          --          --           --        --           --
                                                          ----------  ----------  ----------  ----------  ----------   ----------
  Total fixed charges                                     44,226,000  27,885,000  13,808,000  17,692,000  15,187,000   14,208,000
                                                          ----------  ----------  ----------  ----------  ----------   ----------

Ratio of Earnings to Fixed Charges                              1.88        2.30        2.31        0.74        0.54        (0.39)


Earnings inadequate to cover fixed charges by:              n/a          n/a        n/a        4,663,000   7,032,000   19,743,000

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